Exhibit 10.1

McKESSON

Guaranty

McKesson Corporation and its affiliates

THIS GUARANTY (this “Guaranty”), dated as of the date set forth below, is made by the entity listed on the signature page hereto (“Guarantor”) in favor of McKesson Corporation, a Delaware corporation, for itself and as agent for its affiliates, (collectively, “McKesson”).

WHEREAS, in order to induce McKesson to do business with:

Integra Pharma Solutions	, a	Florida	Limited Liability Company
(Name of Debtor)		(Debtor’s city and state of incorporation or formation)	(Debtor’s type of organization (corp., LLC, LP, etc.))

(referred to herein as “Debtor”), including without limitation by extending credit to Debtor and making loans and other advances to Debtor, Guarantor has agreed to guaranty the obligations of Debtor to McKesson on the terms herein set forth.

WHEREAS, Guarantor hereby acknowledges that it will derive substantial benefits from McKesson’s business with, and loans and advances to, Debtor.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Guarantor hereby agrees as follows:

Guarantor absolutely, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, the full and prompt performance and payment when due, of all of Debtor’s present and future obligations to McKesson, whether direct or indirect, joint or several, absolute or contingent, secured or unsecured, matured or unmatured, existing on the date hereof or hereafter incurred, and whether originally contracted with McKesson or otherwise acquired by McKesson (collectively, the “Obligations”). This Guaranty is a continuing guaranty of payment and performance when due and not merely of collectability after judgment or other action against Debtor.

Guarantor agrees, without McKesson first having to proceed against Debtor or any security held by McKesson, (a) to pay on demand: (i) all sums due and to become due to McKesson from Debtor; (ii) all losses, costs, attorney’s fees or expenses which may be suffered by McKesson by reason of Debtor’s default on the Obligations; and (iii) any deficiency resulting from a sale of security held by McKesson even if the sale is made without notice to Guarantor and (b) to perform all Obligations. Guarantor’s obligations under this Guaranty are independent of and separate from the Obligations. Upon the occurrence and during the continuance of any default by Debtor, McKesson can sue Guarantor separately from Debtor, whether or not McKesson sues Debtor in such lawsuit and whether or not McKesson sues Debtor in a separate lawsuit. If McKesson proceeds with any course of action under this Guaranty or against Debtor, that choice shall not preclude McKesson from taking any other course of action.

This Guaranty shall not be affected by the termination or change in the relationship between Guarantor and Debtor. Guarantor assumes all responsibility for keeping informed of: (a) Debtor’s financial condition and assets; (b) all other circumstances bearing upon the risk of nonpayment of the Obligations; and (c) the nature, scope and extent of the risks which Guarantor assumes and incurs under this Guaranty. Guarantor agrees that McKesson shall have no duty to advise Guarantor of information known to McKesson regarding such circumstances or risks. Guarantor agrees that its obligations under this Guaranty shall not be discharged as a result of, or otherwise affected by, any invalidity or unenforceability against Debtor of the Obligations for any reason, or the insufficiency, invalidity, unenforceability or failure of perfection of, any security for the Obligations. Guarantor waives notice of McKesson’s acceptance of this Guaranty and of presentment, demand, protest and notice of non-payment or protest as to any note or obligation signed, accepted, endorsed or assigned to McKesson by Debtor. Guarantor also waives any other demands and notices required by law. Guarantor also waives all set-offs, counterclaims and rights of recoupment. To the fullest extent permitted by law, Guarantor also waives any defenses or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties, or which may conflict with the terms of this Guaranty, including any rights and defenses which are or may become available to Guarantor by reason of California Civil Code §§2787 through 2855, 2899 and 3433.

McKesson may at any time, without Guarantor’s consent, without notice to Guarantor and without affecting or impairing Guarantor’s obligations under this Guaranty, do any of the following: (a) renew, modify (including any increase or decrease in the rate of interest), or extend any Obligations, any obligations of any other guarantor of the Obligations, of any person or entity whose property serves as collateral for any of the Obligations, or of any other party at any time directly or contingently liable for any of the Obligations; (b) enter into additional extensions of credit to Debtor; (c) accept partial payments of the Obligations; (d) settle, release (by operation of law or otherwise), compound, compromise, collect or liquidate any of the Obligations and the security therefor in any manner; (e) consent to the transfer of security; or (f) bid and purchase at any sale of security.

If at any time performance and payment of any of the Obligations is rescinded or reduced in amount, or if McKesson must return any payments received from Debtor, this Guaranty shall be reinstated for the amount so reduced or returned. Guarantor agrees to, upon request from McKesson, deliver financial statements prepared by its accountants in accordance with generally accepted accounting principles on a basis consistently applied for the most recent fiscal quarter or year-end, to the extent not previously provided.

This Guaranty constitutes the complete understanding between McKesson and Guarantor with respect to the subject matter hereof. This Guaranty may be modified only in writing signed by the party against whom the modification is sought to be enforced. To be binding against McKesson, any modification must be signed by McKesson’s Vice President-Credit or a higher officer.

Guarantor represents that this Guaranty has been duly authorized by all necessary corporate action and that its delivery to McKesson does not violate any contracts binding upon Guarantor. This Guaranty shall bind Guarantor’s successors and assigns, and shall inure to McKesson’s successors and assigns. Guarantor waives notice of any assignment of this Guaranty by McKesson. This Guaranty shall be governed by, and construed in accordance with, the laws of the State of California, without regard to principles of conflicts of law that would result in the application of the laws of another jurisdiction.

Guarantor agrees to pay on demand all of McKesson’s losses, liabilities, costs and expenses, and the fees and disbursements of McKesson’s counsel (including allocated costs of internal counsel) in connection with: (a) the enforcement or attempted enforcement, or preservation of any rights or interests under this Guaranty; and (b) any out-of-court workout or other refinancing or restructuring or any bankruptcy case concerning Debtor or Guarantor.

Guarantor waives any right to a trial by jury in any action or proceeding to enforce or defend any rights under this Guaranty or any related agreement or under any amendment, instrument, document or agreement delivered or which may in the future be delivered in connection with this Guaranty, and agrees that any such action or proceeding will be tried before a court and not before a jury. Guarantor agrees not to assert any claim against McKesson on any theory of liability for special, indirect, consequential, incidental or punitive damages.

IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be duly executed and delivered by its authorized officer.

Guarantor’s Legal Name TRxADE HEALTH, Inc___	Guarantor’s Type of Organization Corporation____
Corporate Address 2420 Brunello Trace__________	City Lutz_____ State __FL_______Zip _33558____
By _/s/Suren Ajjarapu_________________________	Print Name _Suren Ajjarapu__________________
Title _______________________________________	Date ____3/1/22____________________________
Witness ____________________________________
Print Name __________________________________